EXHIBIT 5.1

November 6, 2014

PlasmaTech Biopharmaceuticals, Inc.

4848 Lemmon Avenue, Suite 517

Dallas, TX 75210

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PlasmaTech Biopharmaceuticals, Inc., f/k/a Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-197220) initially filed with the Securities and Exchange Commission on July 7, 2014, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the offer and sale of (a) shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”), and (b) additional shares of Common Stock and/or Warrants to purchase additional shares of Common Stock that may be offered and sold by the Company to cover over-allotments, in each case as set forth in the Registration Statement (collectively, the “Public Securities”).

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Public Securities. As such counsel, we have also examined originals or copies of the Registration Statement and the exhibits thereto and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the “Underwriting Agreement”), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and the pricing committee thereof.

We have also assumed that, at or prior to the time of the issuance and delivery of any Public Securities, the Registration Statement will have been declared effective under the Act, that the Public Securities will have been registered under the Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Public Securities.

This opinion is limited solely to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Public Securities to be issued and sold by the Company under the Underwriting Agreement will have been duly authorized, and when delivered and paid for by the Underwriters (as such term is defined in the Underwriting Agreement) in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Public Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP